                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         ----------------------------

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         ----------------------------


       Date of Report (date of earliest event reported):  July 23, 1998


                         ----------------------------

                                 I-STORM, INC.
                   (formerly Digital Power Holding Company)
             (Exact name of registrant as specified in its charter)

                         ----------------------------


                    NEVADA                                    2-93477-D                              87-0410127
(State or other jurisdiction of incorporation)          (Commission File Number)         (I.R.S. Employer Identification No.)

                               480 COWPER STREET
                          PALO ALTO, CALIFORNIA 94301
                   (Address of principal executive offices)

      Registrant's telephone number, including area code:  (650) 463-4388





                         ----------------------------

ITEM 1.  CHANGE IN CONTROL.

     I-Storm, Inc. ("I-Storm" or the "Company") was formerly named "Digital Power Holding Company." The following table sets forth certain information with respect to the beneficial ownership of the Company's outstanding Common Stock owned as of the date of filing by: (i) beneficial owners of more than 5% of the Company's Common Stock; (ii) each executive officer and director of the Company; and (iii) all executive officers and directors of the Company as a group. The issuance of certain of such shares of Common Stock is in progress pursuant to the events described in Item 2 and Item 5 of this 8-K.

                                                       NUMBER OF SHARES OF COMMON
                                                                STOCK                      PERCENTAGE OF
           BENEFICIAL OWNER/(1)/                          BENEFICIALLY OWNED            Beneficial Ownership
           ----------------                               ------------------            --------------------
Calbert Lai                                                    297,642                        5.44%
Stephen Venuti                                                 297,642                        5.44%
Thomas A. Schultz                                              500,000/(2)/                   9.14%
Benchmark Equity Group, Inc.                                   557,800/(3)/                  10.19%
Mackenzie Shea, Inc.                                           500,000/(4)/                   9.14%
I-Storm Acquisition Corp.                                      700,000/(5)/                  12.79%
Frank M. DeLape                                              1,689,000/(6)/                  30.85%
Trident III, L.L.C.                                          1,131,200/(7)/                  20.66%
Fordham Financial Management, Inc.                             700,000                       12.79%
Richard Snyder                                                       0                           0%
Timothy Cohrs                                                        0                           0%
Matthew Howard                                                       0                           0%
All Officers and Directors as a Group                        1,653,084                        30.2%

________________________

/(1)/ Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is generally determined by voting powers and/or investment powers with respect to securities. Unless otherwise noted, all of such shares of Common Stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of Common Stock owned by each of them. Such person or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be.

/(2)/ Includes 125,000 shares of Common Stock issued but held in escrow to be released only upon either: (a) the receipt by the Company of $1,000,000 in post-confirmation financing; or (b) the net assets of the Company increasing to $1,000,000, either event to occur within 8 months of the date of issuance; and 200,000 shares of Common Stock held by Kayne International Corporation, a Cayman Islands corporation, and an affiliate of Mr. Schultz, and 175,000 shares of Common Stock held by LaPlaza Capital, Inc., a Cayman Islands corporation and an affiliate of Mr. Schultz.
/(3)/ Does not include 1,131,200 shares held by Trident III, L.L.C. Frank M. DeLape, a director of the Company, is an officer, director and principal of Benchmark Equity Group, Inc. ("Benchmark"). Benchmark is owned and controlled by Mr. DeLape. Trident III, L.L.C. is managed by Trident Equity Management Group, a Cayman Islands exempted company. Mr. DeLape is a director of Trident Equity Management Group. Benchmark disclaims beneficial ownership of such shares and does not have voting or dispositive power with respect to such shares.
/(4)/ Includes 125,000 shares of Common Stock issued but held in escrow to be released only upon either: (a) the receipt by the Company of $1,000,000 in post-confirmation financing or (b) the net assets of the Company increasing to $1,000,000, either event to occur within 8 months of the date of issuance; 240,000 shares of Common Stock held by SOMA 2000, L.L.C., a California limited liability company and an affiliate of Mackenzie Shea, Inc., and 135,000 shares of Common Stock held by Avon Brill, L.L.C., a California limited liability company and an affiliate of Mackenzie Shea, Inc.
/(5)/ Includes 600,000 shares held in a voting trust for the benefit of the shareholders of I-Storm Acquisition Corp., which is a wholly-owned subsidiary of Lighthouse Capital Insurance Company ("Lighthouse"), a Cayman Island Class B unlimited licensed insurance company. Under the terms of the Voting Trust Agreement, the Voting Trustee must vote or take consent action, with respect to such 600,000 shares, in accordance with the vote or consent action of a majority of the remaining outstanding shares of Common Stock, all in accordance with Nevada law. Includes 100,000 shares of Common Stock issuable under options exercisable at any time until May 6, 1999 at an exercise price of $2.00 per share. I-Storm Acquisition Corp. purchased these options from existing shareholders of the Company as follows: options to purchase 40,000 shares from David Merrill/dba Chiracahua Company; options to purchase 40,000 shares from Melinda Johnson; and options to purchase 20,000 shares from Leonard Burningham. Mr. DeLape is a director of Trident Equity Management Group, which is also a wholly-owned subsidiary of Lighthouse. Frank DeLape and his children are remote contingent beneficiaries of a variable universal life insurance contract issued by Lighthouse. Mr. DeLape disclaims beneficial ownership of such shares and does not have voting or dispositive power with respect to such shares.
/(6)/ Includes 557,800 shares of Common Stock held by Benchmark, and 1,131,200 shares of Common Stock beneficially held by Lighthouse. Mr. DeLape is a director of Trident Equity Management Group, the manager of Trident III, L.L.C. Trident Equity Management Group is a wholly owned subsidiary of Lighthouse. Mr. DeLape disclaims beneficial owenership of such shares held by Lighthouse and does not having voting or dispositive power with respect to such shares.
/(7)/ Includes 600,000 shares of redeemable Common Stock and 531,200 shares of non-redeemable Common Stock. Trident III, L.L.C., is managed by Trident Equity Management Group, a Cayman Islands exempted company. Frank M. DeLape is a director of the Trident Equity Management Group.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

       On July 23, 1998, the California Secretary of State's Office approved the forward subsidiary merger of Digital Power Holding Company's wholly-owned subsidiary, Digital Acquisition Corporation, into LVL Communications Corporation ("LVL"), a California corporation engaged in marketing, advertising and Internet commerce development. The effective date of the merger was approved as of July 17, 1998. The merger resulted in Digital's acquiring 100% of the outstanding common stock of LVL, and LVL's becoming the Company's wholly-owned subsidiary. The merger is intended to qualify as a reorganization under (S) 368(a) of the Internal Revenue Code. The transaction was made pursuant to an April 16, 1998 Order confirming a Plan of Reorganization for LVL, issued by the United States Bankruptcy Court for the Northern District of California.

ITEM 5. OTHER EVENTS.

     Fourth Amended and Restated Articles of Incorporation

     A Fourth Amended and Restated Articles of Incorporation for the Company was filed with the State of Nevada on July 20, 1998, changing the Company's name to I-Storm, Inc., amending Article V of the Company's Articles of Incorporation to authorize the Board of Directors to issue, to fix, and to determine from time to time all the rights, preferences and privileges, and restrictions of one or more series of Preferred Stock, and providing for indemnification and non-liability of officers and directors to the extent allowable under Nevada law.

     Board Approval of Stock Issuance

     On July 23, 1998, the Board of Directors of the Company approved the issuance of certain Common Stock, Warrants and options to purchase Common Stock pursuant to the Order confirming the Plan of Reorganization,/1/ and on August 1, 1998, the Board approved the issuance of Common Stock and Warrants to certain bridge financiers and consultants to the Company./2/ The issuance of such Common Stock, Warrants and Options is currently in progress.

     Executive Compensation

     On August 6, 1998, the Company entered into Employment Agreements with Calbert Lai, Stephen Venuti and Timothy Cohrs, three of the executive officers of the Company. Mr. Lai's Employment Agreement provides for a $150,000 per annum base salary for a term of 36 months with eligibility to earn an annual performance bonus of up to 50% of base salary upon the achievement of certain performance criteria to be established by the Board of Directors. The Company will also grant Mr. Lai stock options to purchase 600,000 shares of Common Stock of the Company, of which 300,000 shares shall vest ratably over a period of 36 months from his employment date, and of which 300,000 shares will only vest upon the Company's sales revenue meeting or exceeding twelve million dollars for any twelve-month period from the employment date and upon the Company's quarterly revenue exceeding operating expenses for the same twelve-month period.

---------------------------

/1/ The Company will issue 2,640,000 shares of Common Stock, 1,400,000 Options to employees to purchase shares of Common Stock exercisable at $0.50 per share to vest ratably over a three year period, with the exception of the Options of Messrs. Lai, Venuti and Cohrs, which vest as described in Item 5 of this Form 8-K, and 350,000 Warrants to service providers to purchase Common Stock exercisable at $0.50 per share, all pursuant to this Plan of Reorganization.
/2/ The Company further issued 120,000 Warrants exercisable at $0.50 per share, and 1,391,200 shares of Common Stock to bridge financiers and consultants.

     Mr. Venuti's Employment Agreement provides for a $150,000 per annum base salary for a term of 36 months with eligibility to earn an annual performance bonus of up to 50% of base salary upon the achievement of certain performance criteria to be established by the Board of Directors. The Company will also grant Mr. Venuti stock options to purchase 300,000 shares of Common Stock of the Company, of which 150,000 shares shall vest ratably over a period of 36 months from his employment date, and of which 150,000 shares will only vest upon the Company's sales revenue meeting or exceeding twelve million dollars for any twelve-month period from the employment date and upon the Company's quarterly revenue exceeding operating expenses for the same twelve-month period.

     Mr. Cohrs' Employment Agreement provides for a $240,000 per annum base salary for a term of 36 months with eligibility to earn an annual performance bonus of up to 50% of base salary upon the achievement of certain performance criteria to be established by the Board of Directors. The Company will also grant Mr. Cohrs stock options to purchase 75,000 shares of Common Stock of the Company, of which 37,500 shares shall vest ratably over a period of 36 months from his employment date, and of which 37,500 shares will only vest upon the Company's sales revenue meeting or exceeding twelve million dollars for any twelve-month period from the employment date and upon the Company's quarterly revenue exceeding operating expenses for the same twelve-month period.

     Board of Directors

     The Company's Board of Directors are as follows:

        Name                  Age                 Office
        ----                  ---                 ------
Frank M. DeLape               44      Director and Chairman of the Board
Calbert Lai                   43      Director
Thomas A. Schultz             48      Director
Richard Snyder                53      Director
Matthew Howard                45      Director

     FRANK M. DELAPE, Chairman of the Board. Mr. DeLape has served as the CEO of Benchmark Equity Group, Inc. (Benchmark) since its formation in April 1994. Through Benchmark and its affiliates, Mr. DeLape has financed a number of public companies in industries such as telecommunications, internet-services, retailing, business services and computer technology. Mr. DeLape is a director of the Trident Equity Management Group, a Cayman Islands exempted company. Mr. DeLape has also served as a director of Think New Ideas, Inc. (NASDAQ: THINK) since January 1996. Mr. DeLape has served as President, Secretary, Treasurer and a director of Oak Tree Capital, Inc., a financial consulting firm since its formation in January 1996.

     CALBERT LAI, Director. A co-founder of the Company in 1986, Mr. Lai has held executive positions in the business affairs and community relations departments at Stanford University. Mr. Lai received a B.A. in English and Creative Writing from Stanford University in 1978.

     THOMAS A. SCHULTZ, Director. Mr. Schultz is a consultant to the Company and a director. He has been the President and Chief Executive Officer of Vista Technologies, Inc., a public surgical center firm from February 1996 to March 1997. Prior to joining Vista Technologies, Inc., Mr. Schultz served as Chairman/Chief Executive Officer of Crystallume, a public corporation, from February 1986 to January 1996. Mr. Schultz also serves on the Board of Directors of Adrenalin Corporation and Electronic Design, Inc., both public companies. He is a CEO and director of Cellgate, a private corporation and a director of Security Capital Management and Electronic Design, Inc., also private corporations.

     RICHARD SNYDER, Director. Mr. Snyder has served as Senior Vice President and General Manager of Dell Computers Corporation, Americas Division, and as Senior Vice President of World Wide Sales, Marketing and Support for Compaq Computer Corporation. Mr. Snyder also spent 18 years at Hewlett-Packard Company where he headed the $5 billion Ink Jet printer business and was responsible for achieving a 65% market share and creating the "Desk Jet" brand.

     Management

     The officers of the Company are as follows:

        NAME              AGE                OFFICE
        ----              ---                ------
Calbert Lai                43    President
Stephen Venuti             45    Executive Vice President, Secretary and
                                 General Manager
Tim Cohrs                  45    Vice President and Executive Creative Director
Thomas Schultz             48    Treasurer and Chief Operating Officer

     CALBERT LAI, President. A co-founder of the Company in 1986, Mr. Lai has held executive positions in the business affairs and community relations departments at Stanford University. Mr. Lai received a B.A. in English and Creative Writing from Stanford University in 1978.

     THOMAS A. SCHULTZ, Chief Operating Officer and Treasurer. Mr. Schultz is a consultant to the Company and a director. He has been the President and Chief Executive Officer of Vista Technologies, Inc., a public surgical center firm from February 1996 to March 1997. Prior to joining Vista Technologies, Inc., Mr. Schultz served as Chairman/Chief Executive Officer of Crystallume, a NASDAQ-listed corporation, from February 1986 to January 1996. Mr. Schultz also serves on the Board of Directors of Adrenalin Corporation and Electronic Design, Inc., xxxx public companies. He is a CEO and director of Cellgate, a private corporation and a director of Security Capital Management and Electronic Design, Inc., also private corporation. Mr. Shultz intends to devote certain of his time to the Company in a consulting arrangement while continuing his outside consulting activities.

     STEPHEN VENUTI, Executive Vice President, Secretary and General Manager. A co-founder and senior executive of the Company since 1986, Mr. Venuti is currently responsible for the Company's key interactive services business as General Manager of LVL. Mr. Venuti previously served as Director of Marketing at Stanford University Hospital and has held positions in Marketing and Business Development at Kaiser Engineering. Mr. Venuti received a B.A. in English in 1976 and an M.A. in Comparative Literature at the University of California in 1982.

     TIMOTHY COHRS, Vice President and Executive Creative Director. Timothy Cohrs joined LVL as Vice President and Executive Creative Director of LVL Advertising, Inc. in 1996. Mr. Cohrs previously served as Vice President, Creative Director at the GAP, Inc., where he received two Clio Awards for the campaigns "Individuals of Style" and "Who Wears Khakis." Previously he held creative positions at J. Crew Catalog, JC Penney Co. and Bergdorf Goodman. Mr. Cohrs received a B.A. in Creative Writing at Beloit College in 1975, a M.F.A. in Creative Writing from Cornell University in 1978, and a M.A. in American Art and Architectural History at New York University in 1980.

     Present officers of the Company who served as officers of LVL or its subsidiaries prior to the bankruptcy reorganization were Calbert Lai, President of LVL, Stephen Venuti, Vice President of LVL, and Timothy Cohrs, Vice President of LVL Advertising, Inc.

     The Business of I-Storm, Inc.

     I-Storm, Inc. ("I-Storm" or the "Company") is the parent company of LVL Communications Corporation, located in Silicon Valley, an advertising and Internet marketing and communications agency, and the developer of the "CyberStore" concept, a joint venture program to finance, design, develop, and operate electronic commerce storefronts in partnership with brand-name consumer and technology product companies. LVL Communications Corporation was named the 1997 "Agency of the Year" by Marketing Computers Magazine.

     Electronic commerce or "E-commerce" is the direct retail sale of goods and services to consumers and end-users over the Internet. Over the past five years, LVL Communications Corporation ("LVL") has developed electronic and on-line commerce on behalf of major international manufacturing and technology corporations including: NETSCAPE, INC., E*TRADE, INC., US ROBOTICS INC., HEWLETT-PACKARD COMPANY, SUN MICROSYSTEMS, INC. MITSUBISHI, INC. and others. In particular, the Company designed and developed the EGGHEAD, INC. and CISCO SYSTEMS INC. retail transaction sites, two successful E-commerce sites on the Web today.

     In May 1998, the Company launched its CyberStore strategy with the goal of creating significant long-term shareholder value. In a CyberStore partnership, the Company expects to provide all necessary resources required to world-class branded companies ("Product Partners") to build and operate an electronic commerce storefront capable of selling technology and consumer products direct to consumers and businesses. Each I-Storm CyberStore will be designed to feature the Product Partner's brand names exclusively and will be seamlessly tied to the Product Partner's corporate, product-specific and other web-sites. From a customer's point of view, the CyberStore will be a "company store" dedicated to the Product Partner's entire line of products, including parts, accessories and related products. Ownership and profits of the CyberStore are anticipated to be split between the Company and the Product Partner.

     I-STORM ADVISORY BOARD

     In June 1998, the Company formed the "I-Storm Advisory Board," consisting of senior retailing and high technology marketing executives to provide expertise and contacts related to branded product distribution. Initial members include:

     . Richard Snyder, former head of the HEWLETT-PACKARD COMPANY Ink Jet business, Senior Vice President of DELL COMPUTER CORPORATION, and Senior Vice President of Worldwide Sales for COMPAQ COMPUTER CORPORATION
     . Matthew Howard, past President of COMPUTER CITY and a former top merchandising executive at SEARS and MONTGOMERY WARD; and
     . Peter Janssen, a veteran of MINDSET, WYSE TECHNOLOGY, ACER COMPUTER, and EGGHEAD(TM) SOFTWARE.

     RELATIONSHIP WITH ORACLE CORPORATION

     Oracle Corporation ("Oracle"), a global supplier of software for enterprise information management, entered into a Memorandum of Understanding with the Company on May 5, 1998 to potentially produce and manage world-class electronic marketing sites for high profile consumer brand companies. Under the proposed arrangement, it is anticipated that the Company would have the right to own and develop each E-commerce site for the target account, and Oracle would subcontract its software and technical consulting services on an as-needed project basis. Both Oracle and I-Storm propose to jointly invest the pre-sales and up-front marketing resources needed to win the target account. The E-commerce sites would be co-branded with both the "On Oracle" and the "I-Storm" registered marks. Oracle and I-Storm have anticipated that they will jointly construct no less than three, and up to ten, world-class electronic marketing sites. Oracle and the Company intend to negotiate in good faith to enter into a general contract to govern their working relationship, although there can be no assurance that such a contract will be executed. Oracle has currently paid $25,000 to the Company for the development of a CyberStore site, and it is anticipated that $25,000 will be paid to the Company by Oracle for each additional CyberStore site developed by the Company.

     LVL COMMUNICATIONS CORPORATION

     LVL, a marketing communications and technology advertising company headquartered in Palo Alto, California, has a twelve-year track record of creative and technical success in serving marketers of consumer-oriented technology products. Founded in 1986 by Calbert Lai and Stephen Venuti, LVL specializes in offering a wide range of strategic communication services that help its clients market their products, services and messages to targeted segments of the consumer population. These services have included market research, corporate and product market strategy development, identity definition, product branding, consumer and technical media services, advertising and promotion and interactive advertising development. In particular, LVL is a provider of integrated communications to consumers that take advantage of emerging technologies and new media, including electronic communications such as the Internet, the World Wide Web, on-line services, PC-related media (CD-ROMs, multi-media, etc.) and emerging broadcast media such as satellite-direct television.

     LVL's clients over the past three years have included:
     Netscape              Bay Networks, Inc.         Hewlett-Packard Company       Bank of America

     Disney                Cisco Systems, Inc.        Mitsubishi, Inc.              3COM(R)

     E*Trade Group Inc.    DirecTV, Inc.              Philips Electronics, Inc.

     US Robotics, Inc.     Sun Microsystems, Inc.     Acer, Inc.

     The Company's headquarters and principal executive office consists of 15,847 square feet of subleased office space at 480 Cowper Street, Palo Alto, California 94301. The Company has 26 full-time employees. The Company's phone number is (650) 463-4388.

Item 7.  FINANCIAL STATEMENTS.

     (a);(b) Financial Statements; Pro Forma Financial Information.
             -----------------------------------------------------

     It is impracticable for the Company to file those financial statements of I-Storm, Inc. and the pro forma financial information relating to the acquisition required to be filed pursuant to this item, as of the date hereof. The Company will amend this report as soon as the required financial statements and pro forma financial information are available so as to include them in this report, but in no event does the Company expect that such amendment will be filed later than October 17, 1998.

     (c)     Exhibits
             --------

     The following exhibits are filed herewith:

     2.4(a) July 17, 1998 date stamped copy of the Agreement of Merger and Plan of Reorganization between Digital Acquisition Corporation and LVL Communications Corporation, as filed with the California Secretary of State's Office.

     2.4(b) July 20, 1998 Fourth Restated and Amended Articles of Incorporation of I-Storm, Inc., filed with the Nevada Secretary of State's Office.

     2.4(c) August 6, 1998 Employment Agreement between the Company and Calbert Lai.

     2.4(d) August 6, 1998 Employment Agreement between the Company and Stephen Venuti.

     2.4(e) August 6, 1998 Employment Agreement between the Company and Timothy Cohrs.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                I-STORM, INC.
                                (Registrant)



Date: August 18, 1998           By: /s/ Calbert Lai
                                    -----------------------------
                                    Calbert Lai, President













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